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                                                                   Exhibit 10.14

                                LICENSE AGREEMENT

            This LICENSE AGREEMENT is entered as of this 17th day of May, 2001 (the "Effective Date"), by and between Instinet Global Services Limited, a United Kingdom corporation, with offices at ____________________________________ ("Instinet"), and Reuters Limited, a company organized under the laws of England and Wales, with offices at 85 Fleet Street, London EC4P 4AJ, United Kingdom ("Reuters").

                              W I T N E S S E T H:


            WHEREAS, Instinet, a subsidiary of Reuters as of the Effective Date, operates a unique fixed-income brokerage system referred to as the FIM System that incorporates a number of different software applications that link professional market participants around the world via a private global computer network or intranet; and

            WHEREAS, in light of the possibility that Reuters may divest a portion of its ownership interest in Instinet at some point in the future, Reuters desires to receive a license to use certain intellectual property rights of Instinet relating to such system, and Instinet desires to grant Reuters such a license, in each case on the terms and subject to the conditions contained herein.

            NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties (as defined herein) hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            1.1 Construction. All references in this Agreement (as defined herein) to the "Preamble", "Recitals", "Articles", "Sections" and "Schedules" refer to the preamble, recitals, articles, sections, and schedules to this Agreement. As used in this Agreement, all terms used in the singular shall be deemed to include the plural, and vice versa, as the context may require. The words "hereof", "herein" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Schedules hereto, as the same may from time to time be amended or supplemented and not to any subdivision contained in this Agreement. The words "including", "include" and "includes" are not intended to be exclusive and are deemed to be followed by the words "without limitation". Unless the context requires otherwise, derivative forms of any term defined herein shall have a comparable meaning to that of such term.

            1.2 Capitalized Terms. The following capitalized terms will have the meanings provided below:

            (a) "Action" means any claim, action, suit, case, litigation, arbitration, inquiry or proceeding.
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            (b) "Affiliate" means, with respect to any specified Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified Person; provided, however, that, for the purposes of this Agreement, Reuters and Instinet shall not be considered Affiliates of each other. For the purposes of the foregoing, unless otherwise stated with respect to the use of the term "Affiliate", "control" means the power to direct or cause the direction of the management or policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

            (c) "Agreement" means this License Agreement, including all Schedules hereto, in each case as modified, supplemented or amended from time to time.

            (d) "Business Day" means a day other than a Saturday or Sunday on which banks are generally open in London and New York City for normal business.

            (e) "Change of Control" means, with respect to Reuters, either (i) the sale or transfer of all or substantially all of Reuters' assets to any Person or group (as defined under Section 13(d)(3) of the United States Securities Exchange Act of 1934) of Persons (other than a wholly-owned subsidiary of Reuters); (ii) the acquisition of Reuters by another Person by means of any transaction or series of related transactions (including any reorganization, merger or consolidation, whether of Reuters with or into any other Person or Persons or of any other Person or Persons with or into Reuters, but excluding (x) any merger effected exclusively for the purpose of changing the domicile of Reuters or (y) any consolidation or merger following which holders of more than 50% of the equity securities outstanding immediately prior to such merger or consolidation hold more than 50% of the equity securities of the entity surviving such consolidation or merger or an entity controlling such surviving entity after such consolidation or merger); (iii) a transaction or series of transactions in which a Person or group of Persons acquires beneficial ownership (as determined in accordance with Rule 13d-3 of the United States Securities Exchange Act of 1934) of more than 50% of the voting power of Reuters.

            (f) "Claim" has the meaning set forth in Section 7.4.

            (g) "Confidential Information" has the meaning set forth in Section 5.1.

            (h) "Decision Date" has the meaning set forth in Section 3.3.

            (i) "Disclosing Party" means a Party that discloses Confidential Information to the other Party.

            (j) "Effective Date" has the meaning set forth in the Preamble.

            (k) "Election Notice" has the meaning set forth in Section 9.7(a).

            (l) "Election Period" has the meaning set forth in Section 9.7(a).

            (m) "Enhancement" means any improvement, new release, modification, customization, translation, upgrade, enhancement, fix, extension to, or derivative work of applicable Licensed Technology that is intended to improve, modify or supplement the functionality or features of same. For the avoidance of doubt, Enhancements excludes Updates.
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            (n) "Enhancement Agreements" has the meaning set forth in Section
3.4(a).

            (o) "FIM Marks" means the trademarks, service marks and other marks listed on Schedule A hereto.

            (p) "FIM System" has the meaning set forth in the definition of Licensed Technology.

            (q) "Fixed Income Business" means, at any time, the field of business conducted by Instinet or any of its Affiliates at such time that relates to the fixed income markets.

            (r) "Infringement" has the meaning set forth in Section 4.6.

            (s) "Instinet" has the meaning set forth in the Preamble.

            (t) "Instinet Competitor" has the meaning set forth in Section
4.8(a).

            (u) "Instinet Property" has the meaning set forth in Section 4.1.

            (v) "Intellectual Property" means all intellectual and industrial property rights owned or held under license by a party in any jurisdiction, including all such rights in, to, or arising out of any U.S. or foreign (i) patents (including design and utility patents) and applications therefor and any and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof; (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know-how, technology, specifications, methodologies, processes and technical data; (iii) copyrights, copyright registrations and, applications therefor, and all other rights corresponding thereto; and (iv) any trade names, trademarks, service marks, logos, slogans, trade dress, indicators of origin and similar rights; in each case whether in development, production form or otherwise, and including all goodwill associated with the foregoing, and all claims and defenses, and all rights in any agreement related to the foregoing.

            (w) "Licensed Know-How" means the know-how and confidential information (including any Confidential Information) shared with or provided to Reuters by Instinet hereunder that is necessary to assist Reuters with incorporating the Licensed Technology into the FIM System in combination with any Third Party Technology.

            (x) "Licensed Technology" means the software applications owned by Instinet and currently used to operate the trading system used by Instinet as of the date hereof to conduct transactions in the Fixed Income Business and currently referred to as the FIM System (the "FIM System"), and all Updates thereto owned by Instinet.

            (y) "Losses" has the meaning set forth in Section 7.3(a).

            (z) "Notice" has the meaning set forth in Section 9.1.

            (aa) "Notification Date" has the meaning set forth in Section 3.3.
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            (bb) "Object Code" means machine-executable computer software prepared by compiling and linking Source Code or machine independent representations of computer software intended for subsequent interpretation or just-in-time compiling which is not convenient to human understanding of the program logic, but which is appropriate for execution or interpretation by a computer.

            (cc) "Offer" has the meaning set forth in Section 9.7(a).

            (dd) "Offer Notice" has the meaning set forth in Section 9.7(a).

            (ee) "Offered Assets" has the meaning set forth in Section 9.7(a).

            (ff) "Offeror" has the meaning set forth in Section 9.7(a).

            (gg) "Party" means either or both of Instinet and Reuters, as the context may require.

            (hh) "Person" means any legal person or entity, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated association, limited liability company, governmental entity, or other person or entity of similar nature.

            (ii) "Receiving Party" has the meaning set forth in Section 5.2.

            (jj) "Reuters" has the meaning set forth in the Preamble.

            (kk) "Reuters Parties" means, collectively, Reuters Ventures and Reuters Subsidiaries.

            (ll) "Reuters Product" means, with respect to Reuters or a Reuters Party, a product or service that (i) contains content, technology and/or functionality that is not Licensed Technology which content, technology and/or functionality is a significant part of such product or service ("Licensed Technology" to exclude any Enhancements created pursuant to Section 3.3, for purposes of this definition), and (ii) is generally licensed, distributed, offered for sale and/or sold by Reuters or such Reuters Party to Third Parties in the ordinary course of business.

            (mm) "Reuters Subsidiary" means any Person that is directly or indirectly owned more than fifty (50) percent by Reuters Group Plc; provided, however, that each such Person shall be deemed to be a Reuters Subsidiary, only for as long as Reuters maintains at least such ownership percentage interest in such Person.

            (nn) "Reuters Venture" means a joint venture, partnership, consortium, alliance, or similar Person in which Reuters has acquired or invested, after the Effective Date, no less than twenty percent (20%) and no more than fifty percent (50%) of the outstanding equity of such Person, provided, however, that each such Person shall be deemed to be a Reuters Venture only for as long as Reuters maintains such ownership percentage interest in such Person.
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            (oo) "Source Code" means computer software and any associated documentation in human-readable form and all related compiler command files, build scripts, scripts relating to the operation and maintenance to a software application, object libraries, including comments, and the following items to the extent that they are confidential: data files and structures, APIs headers, include files, macros, programming tools not commercially available, technical specifications, flowcharts and logic diagrams such that collectively the foregoing will be sufficient to enable a person possessing reasonable skill and expertise in computer software and information technology to build, load and operate the Object Code of such software and to maintain support and effectively use such software.

            (pp) "Term" has the meaning set forth in Section 6.1.

            (qq) "Third Party" means any Person other than a Party (or an Affiliate).

            (rr) "Third Party Technology" means any Intellectual Property owned by a Third Party and currently used to operate the trading system used by Instinet as of the date hereof to conduct transactions in the Fixed Income Business, and all Updates thereto owned by a Third Party.

            (ss) "Unrestricted Sale Date" has the meaning set forth in Section 9.7(b).

            (tt) "Update" shall mean any change intended to maintain, repair or restore intended functionality to the applicable existing Licensed Technology, and not to improve or modify it.

                                   ARTICLE II

                                  LICENSE GRANT

            2.1 Grant of License. Subject to the terms and conditions of this Agreement, Instinet hereby grants to Reuters a royalty-free and fully paid up, worldwide, non-exclusive, non-transferable (subject to Section 9.5) right and license to use, copy, distribute, perform and display the Licensed Know-How and Licensed Technology (and, with respect to each of the rights under subsections
(i)-(iii), any and all rights to use Third Party Technology that Instinet has the right to sublicense to Reuters for use in connection with each such right, as applicable, at no additional cost, consideration or non-monetary obligation to Instinet), in Object Code form only, solely in connection with (i) Reuters' internal systems, internal development work and incorporation into Reuters Products, (ii) provision of customer service and user support to customers of Reuters and Reuters Parties, (iii) the distribution, offer for sale and sale of Reuters Products to customers of Reuters and Reuters Parties for their use thereof; and (iv) use by such customers of Reuters Products. For the avoidance of doubt, the right to distribute the Licensed Technology under subsection (iii) is limited solely to distributing Licensed Technology as and to the extent incorporated within a Reuters Product.

            2.2 Sublicenses. (a) Reuters may grant sublicenses of its rights under Sections 2.1(ii)-(iv) to Reuters Parties, third-party redistributors, resellers and original equipment manufacturers for further sublicensing solely to customers of Reuters Parties, for and in connection with such customers' use of Reuters Products.
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            (b) Reuters may grant sublicenses (without further right of sublicense) of its rights under Section 2.1(iv) directly to customers of Reuters Parties, for and in connection with their use of Reuters Products.

            (c) Reuters shall not grant to any sublicensee any rights in the Licensed Technology or Licensed Know-How that exceed those granted to Reuters herein. All sublicenses hereunder shall designate Instinet as a third-party beneficiary of, with the right to enforce in its own name, all terms and provisions of this Agreement governing the protection of Instinet's Confidential Information, the Licensed Know-How and the Licensed Technology. Reuters shall notify Instinet promptly after any new Reuters Subsidiary begins use of the Licensed Technology.

            2.3 Notification. Reuters shall give Notice to Instinet if it (a) executes a sublicense pursuant to Section 2.2(a), which Notice shall include what Licensed Technology has been sublicensed, the identity of the sublicensee, the nature of the sublicense and any other nonfinancial information reasonably requested by Instinet to protect its rights in the Licensed Technology; or (b) intends to create a new Reuters Product incorporating any Licensed Technology.

            2.4 FIM Marks.

            (a) In connection with the license granted in Section 2.1, Instinet hereby grants to Reuters, a non-exclusive, non-transferable (except as part of a permitted transfer of this Agreement pursuant to Section 9.5), sublicensable (solely to the extent the Licensed Technology may be sublicensed in accordance with the terms hereof) right and license to use the FIM Marks solely to the extent that such FIM Marks appear on the Licensed Technology (including in Licensed Technology incorporated into a Reuters Product) solely as provided by Instinet in the exact manner, style and typeface as they appear on the Licensed Technology as delivered by Instinet to Reuters or in any other manner, style or typeface approved or required by Instinet from time to time in its sole discretion. Notwithstanding the foregoing, Reuters shall follow instructions given by Instinet to Reuters from time to time regarding the form of use of the FIM Marks, including the Guidelines for Instinet Marque Usage attached hereto.

            (b) Instinet may terminate the license in Section 2.4(a) at its sole discretion, upon thirty (30) days advance Notice to Reuters, and Reuters shall not use the FIM Marks after the termination date; provided that if the FIM Marks are embedded or incorporated into any Reuters Product in any manner, Instinet shall bear all costs and expenses for their removal or deletion and shall ensure that such removal or deletion does not impair or compromise the functionality of the applicable Licensed Technology in any way, and provided further that Instinet must accomplish all such removal or deletion between the Notice date and the termination date, subject to Reuters' reasonable cooperation in connection therewith. Reuters shall not be deemed in breach of the license in
Section 2.4(a) with respect to any use of the Licensed Technology after the above termination date if Instinet, subject to Reuters' reasonable cooperation, has not timely accomplished the removal or deletion of the FIM Marks as set forth above.
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            (c) Without limiting Article IV, Reuters acknowledges and agrees that the FIM Marks are the exclusive and valuable property of Instinet, Reuters shall not acquire any ownership in the FIM Marks hereunder, and any goodwill arising from Reuters's use of the FIM Marks shall inure solely to the benefit of Instinet. Reuters shall cooperate with Instinet (at Instinet's cost in respect of actually incurred out-of-pocket costs) in the registration in any jurisdiction of any FIM Marks in the name of Instinet and/or the recordation of this agreement as may be required under applicable law.

            (d) In its use of the FIM Marks hereunder, Reuters shall maintain the high quality control standards that Instinet maintains with respect to its use of the FIM Marks as of the date hereof.

            2.5 Restrictions/Limitations. All rights in or to the Licensed Technology or FIM Marks not expressly granted hereunder are expressly reserved by Instinet. Reuters shall not use the Licensed Technology or FIM Marks other than in accordance with the licenses granted herein, including as part of a service bureau or network or time-sharing facility for third parties.

            2.6 Third Party Technology. Schedule B sets forth the agreements concerning any and all Third Party Technology which, to Instinet's knowledge, is in existence as of the date hereof and is not licensed to Reuters pursuant to
Section 2.1 for each use therein; provided that Instinet shall not be deemed in breach of this Agreement if it inadvertently omits any Third Party Technology from Schedule B, provided further that Instinet promptly notifies Reuters and amends Section 2.1 accordingly after it becomes aware of any such omission. During the Term, Instinet shall promptly inform Reuters whenever any Third Party Technology not licensed to Reuters pursuant to Section 2.1 has been included in any Update or Enhancement provided to Reuters by or on behalf of Instinet under
Section 3.2. Reuters shall be responsible for obtaining from any Third Parties any rights to such Third Party Technology, including the payment of all fees and assumption of all obligations relating thereto; provided that, at Reuters' reasonable request, Instinet shall reasonably assist Reuters in any negotiations with such Third Parties.

            2.7 Notice of Reuters Parties. Upon the reasonable request of Instinet, Reuters shall provide Instinet with a Notice listing all then-existing Reuters Parties.

                                  ARTICLE III

                              ENHANCEMENTS/UPDATES

            3.1 Initial Delivery. Instinet shall, within a reasonable period after the Effective Date, (i) deliver or cause to be delivered to Reuters one
(1) copy of the Licensed Technology in Object Code form, and all related documentation (if any) in the form and manner in which the foregoing are delivered to Instinet's other subscribers; and (ii) provide any Licensed Know-How in the form and of the type that is provided to Instinet's other subscribers.

            3.2 Routine Updates and Enhancements. Instinet has no obligation to create, acquire or have created on its behalf any Updates and/or Enhancements at any time. If, however, Instinet does create, acquire or have created on its behalf any Updates and/or Enhancements (other than enhancements created exclusively for any Third Parties), Instinet shall notify Reuters
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promptly after same is used by Instinet or its subscribers. After such notification, as applicable: Instinet shall provide Reuters one (1) copy of the Update (or Licensed Technology incorporating same) in Object Code form, and all related documentation (if any), and shall reasonably provide Reuters with Licensed Know-How, each in the form and manner in which the foregoing were delivered or provided to Instinet's other subscribers; or (ii) the parties shall negotiate promptly in good faith towards a new license for Reuters to use any such Enhancements, upon commercially reasonable terms that are no less favorable than the best terms currently offered to any other Instinet subscriber. Upon delivery, all such Updates shall be considered within the definition of "Licensed Technology" and licensed to Reuters pursuant to Section 2.1 hereunder. The terms of the new license under this Section 3.2 shall govern Reuters' rights with respect to any Enhancements provided to Reuters pursuant to this Section 3.2.

            3.3 Requested Updates and Enhancements. Reuters may request the creation of any Update or Enhancement, either on behalf of itself or any Reuters Party during the Term by giving Notice to Instinet in writing, specifying in reasonable detail the requested Enhancement or Update, including the functionality and other specifications desired (the "Notification Date"). Instinet may, at its sole option, (i) create such Update or Enhancement or portion thereof, either alone or in connection with Third Parties, or (ii) authorize Reuters to create such Update or Enhancement or portion thereof (either alone or jointly with one or more Third Parties, at Reuters' option; provided that Instinet shall inform Reuters of such decision within thirty (30) days of the Notification Date (the "Decision Date"). If Instinet fails to notify Reuters by such time, Instinet's consent to option (ii) shall be deemed given.

            3.4 Enhancement Agreements. (a) No work shall be performed on an Update or Enhancement pursuant to Section 3.3 until all applicable parties execute one or more agreements addressing all relevant legal issues, together with one or more accompanying statements of work (upon execution, "Enhancement Agreements" to be annexed as Schedules hereto and incorporated herein). The Parties shall negotiate in good faith, and shall use their best efforts to execute all such Enhancement Agreements on commercially reasonable terms (in the case of option (ii), following the Parties' selection of reasonable, mutually agreeable Persons for the engagement) as soon as reasonably possible after the Decision Date, but in no event later than forty-five (45) days after such date. Any Enhancement Agreement between a Party and a Third Party requires the consent of the non-signing Party, which shall not be unreasonably withheld or delayed. If Instinet is a party to an Enhancement Agreement, and an Enhancement Agreement is not executed within such forty-five (45) day period due to no fault of Reuters, Instinet's consent to option (ii) in Section 3.3 shall be deemed given.

            (b) If Instinet elects option (i) in Section 3.3, (i) Reuters shall pay Instinet on a cost plus fifteen (15) percent reimbursement basis (such costs to include out-of-pocket costs and a reasonable allocation of salary for Instinet employees working on the project); and (ii) Reuters shall have royalty-free rights to use the applicable Enhancements that are at least as broad as those in Sections 2.1 and 2.2 herein.

            (c) If Instinet elects option (ii) in Section 3.3, such Enhancement Agreement shall provide, inter alia, that: (i) Instinet shall provide Reuters and such Third Parties with a current copy of and a license to use, all Source Code and Object Code in the Licensed Technology and all related documentation that is necessary to create, maintain and support such
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Enhancement subject to reasonable confidentiality obligations; (ii) after termination of such Enhancement Agreement, any Third Parties shall return all copies of the Source Code and related documentation to Instinet and cease all use thereof, while Reuters may retain a copy of the Source Code and related documentation for use in connection with supporting and maintaining the Enhancement thereafter; (iii) as between Instinet and Reuters, Reuters shall own all rights and Intellectual Property in any such Enhancement (subject to Instinet's rights in the underlying Licensed Technology); provided that Instinet shall have a perpetual, irrevocable, royalty-free license, on terms substantially similar to those herein for Reuters, to use such Enhancement in any fields in which Reuters cannot compete with Instinet pursuant to Section 4.8(b); and (iv) Instinet shall be designated a third-party beneficiary of, with the right to enforce in its own name, all terms and provisions of such agreement governing to the protection of its Confidential Information, any Licensed Know-How and the Licensed Technology.

            (d) All Enhancement Agreements, regardless of whether created by Instinet or Reuters, shall contain, as applicable, terms including (i) obtaining the right to use all Intellectual Property not owned by the parties thereto;
(ii) a description of the new Update or Enhancement (including components, features, functionality and performance); (iii) a development schedule, estimated fees, costs and expenses, and timing for and details of any project status reports; (iv) necessary materials, equipment and personnel resources; (v) procedures for change requests and acceptance testing procedures; (vi) non-competition provisions for Reuters' use of the Enhancement equivalent to those in Section 4.8; and (vii) indemnification by the proper parties for third-party claims relating to the Enhancement and/or any modifications made to the Licensed Technology in the process of creating the Enhancement.

            3.5 No Reverse Engineering. Reuters shall have no right to create Updates or Enhancements or otherwise to decompile, reverse engineer or disassemble the Licensed Technology, or otherwise to obtain, discover or recreate any Source Code therein, or to engage, assist or permit Third Parties to do any of the foregoing, except as expressly permitted by Instinet in writing, either in an Enhancement Agreement or otherwise.

            3.6 No Further Obligations. Except as expressly set forth in this Agreement, Instinet shall have no obligation to provide to Reuters any Enhancements, Updates or other development, consulting, support or maintenance services. Reuters shall be solely responsible for, and Instinet shall have no responsibility or liability for providing customer service and user support to Reuters' customers and sublicensees and Reuters Parties' customers in connection with Reuters Products (and any Licensed Technology embodied therein).

                                   ARTICLE IV

                         OWNERSHIP/PARTIES' OBLIGATIONS

            4.1 Licensed Technology. Reuters hereby acknowledges and agrees that as between Instinet and Reuters, Instinet is the exclusive owner of all right, title and interest in and to the FIM Marks, Licensed Technology and any Updates or Enhancements thereto that are created by Instinet or otherwise specified as owned by Instinet pursuant to an Enhancement Agreement ("Instinet Property"). For the avoidance of doubt, the acknowledgment in this Section 4.1 shall not apply to any Third Party Technology. This Agreement grants or transfers no title, ownership right or Intellectual Property in or to any Instinet Property or to any portion thereof, and no such grant or transfer shall be inferred or created by implication, and Reuters shall have no right to use the Licensed Technology other than as expressly provided herein.

            4.2 Reuters Products. Instinet hereby acknowledges and agrees that as between Instinet and Reuters, Reuters is the exclusive owner of all right, title and interest in and to the Reuters Products, subject to Instinet's ownership of any Instinet Property incorporated therein or appearing thereon.

            4.3 Cooperation. Each Party shall, at the other Party's reasonable request and expense, cooperate with the requesting Party in obtaining, perfecting or protecting such other Party's ownership and other interests as acknowledged in this Article IV.

            4.4 Valuable Property. Reuters acknowledges and agrees that the Licensed Technology may contain or incorporate unique or valuable trade secrets of Instinet. Accordingly, the parties agree that if Instinet institutes an Action to enforce any of Reuters' material obligations under Article IV or the licenses granted under Article II, Instinet shall be entitled to seek provisional or temporary injunctive relief without posting of any bond or other security. The foregoing rights shall be in addition to and without prejudice to any other rights that Instinet may have hereunder or applicable law, whether at law or in equity.

            4.5 No Inconsistent Action. Neither Party shall take any action to challenge the ownership, validity or enforceability of the other Party's Intellectual Property rights as acknowledged hereunder. Without limiting the foregoing, Reuters agrees that at no time shall it adopt, use, register or apply to register in any jurisdiction any of the Licensed Technology or any trademarks, service marks, slogans or logos confusingly similar to the FIM Marks, nor shall it take any other action contrary with Instinet's ownership of the Instinet Property.

            4.6 Protection of Rights. Each Party shall promptly notify the other Party in writing of any threat, warning or notice of any Action adverse to any of such other Party's Intellectual Property of which such Party may become aware from time to time. The enforcement and protection, including the decision of whether or not to prosecute infringements, misappropriations or violations (each, an "Infringement") or maintain registrations, of a Party's Intellectual Property hereunder shall be in the sole discretion and control of the Party owning such Intellectual Property, and the other Party shall execute such documents and provide such cooperation to the owning Party, at the owning Party's expense, as the owning Party reasonably may request in this regard.

            4.7 Notices/Laws. Reuters shall not (a) modify or remove any copyright, trademark or other proprietary notices or product identifications or disclaimers present on all or any part of the Licensed Technology, or (b) use the Licensed Technology, or any portion thereof, in any way that violates applicable law.

            4.8 Competition (a) Reuters shall not, and shall use commercially reasonable efforts to cause all Reuters Parties not to sell, license, loan, lease, sublicense, make available, disclose, distribute or otherwise transfer or provide any Licensed Technology to any Person listed on Schedule C as a current competitor of Instinet, such list to be supplemented from time to time with comparable parties subject to good-faith agreement of the Parties (all of the foregoing, "Instinet Competitors").

            (b) Reuters shall not, and shall use commercially reasonable efforts to cause all Reuters Parties not to use or otherwise exploit the Licensed Technology (including, for the avoidance of doubt, Licensed Technology incorporated within any Reuters Product) so as to compete directly with or substantially replicate:

                (i) the business of trading fixed income instruments by automated matching currently offered by Instinet or any of its Affiliates that is in bona fide operation as of the date of notification under Section 2.3(b) with regard to any particular class of fixed income instruments or for which Instinet or any of its Affiliates commences bona fide operation within nine (9) months of such date; or

                (ii) the business of trading publicly quoted equity securities (and/or derivatives thereof) by electronic matching, in which Instinet acts as a broker/dealer and/or exchange, as applicable in the relevant jurisdiction, that is currently offered by Instinet or any of its Affiliates that is in bona fide operation as of such date or for which Instinet or any of its Affiliates has a written business plan to commence bona fide operation within twelve (12) months of such date;

            provided that, if Instinet or its Affiliates has not actually timely commenced bona fide operation of the new business as set forth in (i) or (ii) above, Reuters or any sublicensee may use the Licensed Technology in connection with the operation of such business without violating this Section 4.8(b).

                                   ARTICLE V

                            CONFIDENTIAL INFORMATION

            5.1 Definition. For purposes of this Agreement, "Confidential Information" of a Party means any non-public, proprietary information and materials disclosed by such Party to the other Party during the Term in connection with this Agreement, whether oral, written or otherwise tangible; provided that any oral information is designated simultaneously as "confidential" or "proprietary" and is followed by written confirmation of such status within ten (10) days thereafter, such confirmation to specify the Confidential Information in reasonable detail. For the purposes hereof, subject to Section 5.10 and to any applicable exceptions in Section 5.3, Instinet's "Confidential Information" is deemed to include the Licensed Technology.

            5.2 Treatment. (a) Subject to Section 5.10, the Party receiving the Confidential Information (the "Receiving Party") shall treat as confidential all of the Disclosing Party's Confidential Information, and shall not use such Confidential Information except as expressly permitted under this Agreement. Without limiting the foregoing, the Receiving Party shall use at least the same degree of care that it uses to prevent the disclosure of its own confidential information of like importance, but in no event less than reasonable care, to prevent the disclosure of the Disclosing Party's Confidential Information. Subject to the foregoing, and except as may be specifically agreed from time to time by the Parties, each Party shall not: (i) communicate or disclose, directly or indirectly, any of the Confidential Information (or any part thereof) of the other Party to any Person other than its own employees, directors, officers, attorneys, accountants and similar representatives bound by confidentiality obligations who have a need for such information in connection with performance under this Agreement and who have agreed to confidentiality obligations substantially similar to those set forth in this Article V; (ii) use any Confidential Information (or any part thereof) in any manner except as contemplated under this Agreement; or (iii) take any other action with respect to the Confidential Information (or any part thereof) of the other Party inconsistent with the confidential and proprietary nature of such information. Each Party shall indemnify the other Party for any breach of this Article V by any Person to whom it discloses the other Party's Confidential Information.

            (b) Each Party may copy, modify and internally distribute Confidential Information of the other Party; provided that neither Party shall make more copies, modifications or distributions of any Confidential Information than it shall reasonably deem necessary in connection with its permitted use thereof. Disclosure of any Confidential Information by either Party shall not be deemed to represent an assignment or grant of any right, title or interest in such Confidential Information to the Receiving Party other than as expressly set forth hereunder.

            5.3 Exclusions. (a) Confidential Information shall exclude information that the Receiving Party can demonstrate: (i) was independently developed or conceived by the Receiving Party without reference to the Disclosing Party's Confidential Information, as demonstrated by sufficient evidence; (ii) became known to the Receiving Party, without restriction, from a Third Party who had a right to disclose it; (iii) was in the public domain at the time it was disclosed or enters the public domain through no act or omission of the Receiving Party or any other Person with an obligation to keep such information confidential; or (iv) was known to the Receiving Party at the time of disclosure as demonstrated by sufficient evidence.

            (b) The restrictions set forth in Section 5.2 shall not apply to Confidential Information that is required to be disclosed by the Receiving Party pursuant to an order or requirement of a court, administrative agency, or other governmental body; provided, however, that the Receiving Party shall provide prompt prior Notice thereof to the Disclosing Party describing in reasonable detail all Confidential Information to be so disclosed, and shall use reasonable efforts and cooperate with the Disclosing Party at the Disclosing Party's expense to obtain a protective order or otherwise seek to prevent disclosure of such Confidential Information.

            5.4 Confidentiality of Agreement. Each Party agrees that the terms and conditions of this Agreement, but not the existence of this Agreement, shall be treated as Confidential Information and that no reference to the terms and conditions of this Agreement or to activities pertaining thereto shall be made in any form of public or commercial advertising without the prior written consent of the other Party; provided, however, that each Party may disclose the terms and conditions of this Agreement: (i) as required by any court or other governmental body; (ii) as otherwise required by law; (iii) to its own employees, directors, officers, attorneys, accountants and similar representatives bound by confidentiality obligations who have a need for such information in connection with performance under this Agreement; (iv) in connection with the requirements of any governmental or securities exchange filing or a public offering; (v) in confidence, to accountants, banks and financing sources and their advisors; or
(vi) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement and provided, further, that Instinet may disclose the terms and conditions of this Agreement in confidence, to any prospective buyers of all or substantially all of the assets of, or prospective investors in
(x) Instinet, (y) any Instinet business utilizing the Licensed Technology or (z) the Licensed Technology itself.

            5.5 Third Party Disclosure. Each Party agrees that, to the extent it is permitted to disclose Confidential Information to a Third Party (other than pursuant to Section 5.3(b)), it shall do so pursuant to a written non-disclosure agreement containing terms at least as protective of Confidential Information as those set forth in this Agreement.

            5.6 Remedies. Unauthorized use by a Receiving Party of the Disclosing Party's Confidential Information will result in irreparable harm to the Disclosing Party. Therefore, if a Party breaches any of its obligations with respect to confidentiality and use of Confidential Information hereunder, the Disclosing Party, in addition to any rights and remedies it may have, shall be entitled to seek equitable, including injunctive, relief to protect its Confidential Information.

            5.7 Return. Subject to Sections 5.10 and 6.3, upon termination of this Agreement for any reason, upon request, each Party promptly shall return to the other Party all Confidential Information of the other Party, including all copies thereof, under its possession or control, or destroy or purge its own system and files of any such Confidential Information and deliver to the other Party a written certificate signed by an officer of such Party that such destruction and purging have been carried out.

            5.8 Legends. Each Party agrees that it shall not remove, alter, deface or obscure, any statutory copyright notice or identification or evidence of confidentiality contained on or included in any of the Confidential Information. Each Party shall reproduce any such notice or identification on any reproduction or modification of any of the Confidential Information and shall add any statutory copyright notice or evidence of confidentiality to the Confidential Information upon the reasonable request by the other Party.

            5.9 Cooperation. Each Party agrees that, either upon learning of, or upon a showing by the other Party of, any threatened or actual breach of the provisions of this Article V or of any threatened or actual unauthorized use or disclosure of the Confidential Information by its officers, directors, employees, agents or subcontractors, or in the event of any loss of, or inability to account for, any of the Confidential Information or any such information or materials, the Party learning of the threatened or actual breach or the unauthorized use or disclosure shall give Notice to the other Party thereof and shall cooperate as reasonably requested by the other Party in conjunction with the other Party's efforts to seek appropriate injunctive relief or otherwise to prevent or curtail such threatened or actual breach or unauthorized use or disclosure or to recover such Confidential Information.

            5.10 License. Nothing in this Article V (including Sections 5.1, 5.2 and 5.7) shall be construed so as to limit Reuters' rights under Sections 2.1 and 2.2 during the Term, including Reuters and sublicensees' rights to use, copy, distribute, perform or display the Licensed Technology and/or Licensed Know-How as set forth therein.

                                   ARTICLE VI

                                      TERM

            6.1 Term. Subject to Section 6.3, the term of this Agreement ("Term") shall commence on the Effective Date and shall continue in perpetuity; provided that (i) with respect to Reuters, on the Business Day immediately following the first date on which Reuters, directly or indirectly, ceases to own more than fifty percent (50%) of the voting stock of Instinet, and (ii) with respect to any Reuters Subsidiary or Reuters Venture, on the date that any such party ceases to have such status, Instinet's obligations under Sections 3.2 and
3.3 shall expire with respect to any Updates or Enhancements created after such date.

            6.2 Termination. (a) Subject to Section 6.3, (i) either Party may terminate this Agreement, effective upon written notice to the other Party, if such Party materially breaches this Agreement and does not cure such breach within forty-five (45) days after notice from the non-breaching party specifying the breach in reasonable detail; and (ii) Instinet may terminate this Agreement, effective upon written notice to Reuters, if Reuters acquires or obtains control of an Instinet Competitor in violation of Section 9.5.

            (b) To the fullest extent permitted by law, either Party may terminate this Agreement, effective upon Notice, (ii) upon the occurrence of:
(A) the insolvency of the other Party; (B) the appointment of a receiver or trustee for all, or substantially all, of the property or assets of such other Party; (C) the filing of a petition by, or of an involuntary petition against, such other Party under the provisions of any bankruptcy, insolvency or similar act; (D) the making by such other Party of an assignment for the benefit of creditors; or (E) the dissolution of such other Party.

            6.3 Effect of Termination. (a) Notwithstanding Section 6.1 and 6.2, upon the expiration or termination of this Agreement with respect to Reuters pursuant to Section 6.1(i) or 6.2, (i) the licenses and rights in Article II shall remain in full force and effect with respect to all uses of Licensed Know-How and Licensed Technology (including all Updates and Enhancements) existing on or before the date of such expiration or termination; and (ii) Reuters (either by itself or with a Third Party) may support, maintain, and/or create Updates or Enhancements for any Reuters Products existing as of the date of such expiration or termination, and Instinet shall continue to license the Licensed Know-How and Licensed Technology (in both Source Code and Object Code) and provide the Source Code to Reuters for such purposes, subject in all cases to Reuters' obligations herein, including those in Section 4.8. For the avoidance of doubt, after the date of such expiration or termination, Reuters shall not (either by itself or with a Third Party) create any new Reuters Products that both use and require significant development work on the Licensed Technology and are not Updates or Enhancements to Reuters Products existing on or before the date of such expiration or termination.

            (b) Notwithstanding Section 6.1 and 6.2, upon the expiration or termination of this Agreement with respect to a Reuters Subsidiary and/or Reuters Venture pursuant to Section 6.1(ii), (i) the sublicenses in Section 2.2 shall remain in full force and effect with respect to all uses of Licensed Know-How and Licensed Technology (including all Updates and Enhancements) existing on or before the date of such expiration or termination; and (ii) Reuters (either by itself or with a Third Party) may support, maintain, and/or create Updates (but not Enhancements) for any Reuters Products existing as of the date of such expiration or termination, and Instinet shall continue to license the Licensed Know-How and Licensed Technology (in both Source Code and Object Code) and provide the Source Code to Reuters for such purposes; provided that the former Reuters Subsidiary or Reuters Venture is subject in all cases to Reuters' obligations herein, including those in Section 4.8.

            6.4 Survival. Upon the expiration or termination of this Agreement for any reason, the provisions of Articles IV, V, VII (other than Section 7.1), VIII and IX (other than Section 9.7) and Sections 3.5, 6.3 and 6.4 shall survive.

                                  ARTICLE VII

               REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

            7.1 Both Parties. Each Party represents and warrants to the other Party that, as of the date hereof: (i) it has the right, power and authority to enter into this Agreement and to fully perform its obligations hereunder; and
(ii) the making of this Agreement does not violate any agreement existing between such Party and any other Person.

            7.2 WARRANTY EXCLUSIONS. EXCEPT AS PROVIDED IN SECTION 7.1 ABOVE AND WITHOUT LIMITING SECTION 7.3, ALL LICENSED TECHNOLOGY IS LICENSED AND PROVIDED "AS IS," WITHOUT WARRANTY OF ANY KIND, AND ALL EXPRESS AND IMPLIED WARRANTIES, INCLUDING WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, UNINTERRUPTED SERVICE OR FITNESS FOR A PARTICULAR PURPOSES, ARE EXPRESSLY DISCLAIMED. FURTHER, INSTINET MAKES NO REPRESENTATION OR WARRANTY AS TO THE CONDITION, DESIGN OR OPERATION OF ANY LICENSED TECHNOLOGY, AND, WITHOUT SPECIFICALLY LIMITING THE GENERALITY OF THE FOREGOING, INSTINET SPECIFICALLY DISCLAIMS ANY IMPLIED OR EXPRESS REPRESENTATIONS AND WARRANTIES THAT ANY OF THE FOREGOING WILL MEET ANY REQUIREMENTS OR NEEDS REUTERS (OR ANY REUTERS PARTY) MAY HAVE, THAT ANY OF THE FOREGOING WILL OPERATE ERROR-FREE OR IN AN UNINTERRUPTED FASHION AND THAT ANY OF THE FOREGOING IS COMPATIBLE WITH ANY PARTICULAR PLATFORM.

            7.3 Indemnification by Instinet. (a) Subject to any limitations in any Enhancement Agreement executed pursuant to Section 3.4 hereunder, Instinet shall defend, indemnify and hold harmless Reuters and its officers, directors, employees and agents from and against any liabilities, debts, losses, judgments, awards, verdicts, settlements, costs or expenses (including reasonable attorneys' fees and costs of suit) (collectively, "Losses"), solely to the extent based upon an Action by a Third Party (each, a "Claim") alleging (i) that the use of the Licensed Technology (including any Update) by Instinet, or by Reuters or any Reuters sublicensees as permitted hereunder, Infringes the Intellectual Property of any such Third Party, or (ii) any misrepresentation or breach of any representation, warranty or covenant of Instinet contained in this Agreement; provided that Reuters promptly notifies Instinet in writing of such Claim and provided further that Instinet shall have the exclusive right to control such defense and/or settlement, and that Reuters and the applicable sublicensees shall provide reasonable assistance (at Instinet's expense and reasonable request) in the defense of same. Reuters may elect, at its own expense, to join in such defense. In no event shall Reuters settle any Claim without Instinet's prior written approval, which shall not be unreasonably withheld.

            (b) Instinet shall have no liability or obligation to Reuters for any Claims or Losses under Section 7.3(a) to the extent they arise from or in connection with (i) Reuters' or its sublicensees' failure to use any Update or Enhancement provided by Instinet; (ii) Reuters' or its sublicensees' modification of the Licensed Technology other than as approved in writing by Instinet; (iii) Reuters' or its sublicensees' use of the Licensed Technology in combination with any hardware or software or other product or material not provided or approved in writing by Instinet; (iv) any necessary compliance by Instinet with any designs, specifications or requirements set forth by Reuters in a Enhancement Agreement or other writing; (v) Reuters' or its sublicensees' use of the Licensed Technology other than as set forth in this Agreement; and
(vi) the gross negligence or intentional misconduct of Reuters or its sublicensees.

            7.4 Suspension of License. In the event that Instinet reasonably believes that Reuters' or its sublicensees' authorized use of any portion of the Licensed Technology hereunder may Infringe the Intellectual Property of a Third
Party:

            (a) Instinet may give Notice to Reuters that it and its sublicenses should suspend use of any and all such portions believed to be Infringing, and Reuters shall, and shall use commercially reasonable efforts to cause its sublicensees immediately to suspend use of such portion, until Instinet reasonably satisfies itself that the Infringement risk no longer exists, and

            (b) Instinet may, in its sole election, (i) defend against such Infringement, (ii) modify or redesign the Licensed Technology to avoid such Infringement, or (iii) obtain a license from such Third Party to permit continued use of the Licensed Technology as permitted hereunder. If the parties reasonably agree in good faith that the Infringement is continuing, and options
(i), (ii) or (iii) are not practicable, Reuters shall have the right, at its option, to (A) subject to Sections 3.3 and 3.4, modify or redesign the Licensed Technology to avoid such Infringement or (B) obtain a license from such Third Party for continued use of the Licensed Technology. If the parties reasonably agree in good faith that the Infringement is continuing, and options (A) and (B) are not practicable, Instinet may terminate the Agreement solely with respect to such Infringing portion of the Licensed Technology. Any continued use or exploitation of the Licensed Technology by Reuters or a sublicensee after receipt of Notice and/or termination pursuant to this Section 7.4 shall be at the sole risk of Reuters, and Reuters thereafter will be responsible for any and all Claims and Losses arising, assessed or incurred by Reuters and its sublicensees as a result of any actual or alleged Infringement that accrues on or after the date of such Notice or termination due to such use.

            (c) Sections 7.3 and 7.4 state the entire liability of Instinet, and the entire remedy of Reuters and the Reuters Parties, if any, with respect to any actual or alleged Infringement of any Third Party Intellectual Property.

            7.5 Indemnification by Reuters. Reuters shall defend, indemnify and hold harmless Instinet and its officers, directors, employees and agents from and against any Losses to the extent based upon a Claim alleging (i) that Reuters' and the Reuters Parties' use of the Licensed Technology as provided or delivered to Reuters by or on behalf of Instinet (and any Updates thereto) Infringes the Intellectual Property of any Third Party, except to the extent such Claim is subject to Instinet's indemnity obligations under Section 7.3, or
(ii) any misrepresentation or breach of any representation, warranty or covenant of Reuters contained in this Agreement; provided that Instinet promptly notifies Reuters in writing of such Claim and provided further that Reuters shall have the exclusive right to control such defense and/or settlement, and that Instinet shall provide reasonable assistance (at Reuters' expense and reasonable request) in the defense of same. Instinet may elect, at its own expense, to join in such defense. In no event shall Instinet settle any Claim without Reuters' prior written approval, which shall not be unreasonably withheld. Notwithstanding the foregoing, Reuters shall have no liability or obligation to Instinet for any Claims or Losses under Section 7.5 to the extent they arise from or in connection with the gross negligence or intentional misconduct of Instinet.

                                  ARTICLE VIII

                             LIMITATION OF LIABILITY

            EXCEPT WITH RESPECT TO THE INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTIONS 7.3 AND 7.5, AND EXCEPT TO THE EXTENT ARISING FROM A PARTY'S INTENTIONAL OR WILLFUL MISCONDUCT AND/OR FRAUD, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING ANY SUCH DAMAGES ARISING OUT OF A THIRD-PARTY CLAIM), INCLUDING LOST PROFITS (BUT EXCLUDING LOST PROFITS AS COMPENSATORY DAMAGES FOR INFRINGEMENT), COST OF COVER OR LOST BUSINESS OPPORTUNITIES, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY EVENTS OR TRANSACTIONS ARISING BY VIRTUE OF THIS AGREEMENT, INCLUDING ANY BREACH HEREOF, REGARDLESS OF WHETHER SUCH CAUSE OF ACTION IS BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR OTHERWISE. THE FOREGOING LIMITATIONS SHALL APPLY EVEN IF THE PARTY AGAINST WHOM DAMAGES ARE SOUGHT HAS REASON TO KNOW OR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE MAXIMUM LIABILITY OF EITHER PARTY HERETO TO THE OTHER PARTY UNDER THIS AGREEMENT SHALL BE FIVE MILLION U.S. DOLLARS (US$5,000,000).

                                   ARTICLE IX

                                  MISCELLANEOUS

            9.1 Notices. Any notice or reports required or permitted to be given under this Agreement (each, a "Notice") shall be given in writing and shall be delivered by personal delivery, facsimile transmission, nationally recognized overnight courier service or registered mail, postage prepaid, return receipt requested, and shall be deemed given when so delivered by hand or facsimile, on the fifth Business Day after deposit in the mail and on the first Business Day following the date on which such communication is sent when delivered by overnight courier service. Notices shall be sent to the Parties as follows or to such other Person and address that a Party may specify in writing:

         If to Instinet:

                Instinet Global Services Limited
                --------------------------------
                --------------------------------
                --------------------------------
                Attention:  --------------------
                Tel:  --------------------------
                Fax:  --------------------------

         With a copy to

                Cleary, Gottlieb, Steen & Hamilton
                One Liberty Plaza
                New York, New York 10006
                Attention:  Joshua Rawson
                Tel:  (212) 225-2000
                Fax:  (212) 225-3999

         If to Reuters:

                Reuters Limited
                85 Fleet Street
                London, England
                EC4P 4 AJ
                Attention:  General Counsel
                Tel:  011-44171-250-1122
                Fax:  011-44171-324-5406

         With a copy to

                Simpson Thacher & Bartlett
                425 Lexington Avenue
                New York, New York 10017
                Attention:  Vincent Pagano
                Tel:  (212) 455-2000
                Fax:  (212) 455-2502

            9.2 Bankruptcy. All rights and licenses granted to Reuters in Sections 2.1 and 2.2 are, and shall otherwise be deemed to be, for purposes of
Section 365(n) of the U.S. Bankruptcy Code (11 U.S.C. Section 101, et seq.), licenses to rights of "intellectual property" as defined thereunder. Notwithstanding any provision contained herein to the contrary, if Instinet is under any proceeding under the Bankruptcy Code and the trustee in bankruptcy of Instinet or Instinet as a debtor in possession rightfully elects to reject this Agreement, Reuters may, pursuant to 11 U.S.C. Section 365(n)(1) and (2), retain any and all rights hereunder granted to it to the maximum extent permitted by law, subject to the payments, if any, specified herein.

            9.3 Export Regulation. Neither Reuters nor any of its sublicensees shall export, directly or indirectly, any Licensed Technology or any other Intellectual Property licensed to Reuters under this Agreement or any Reuters Products utilizing any Licensed Technology to any country for which the U.S. Government or any agency thereof at the time of export requires an export license or other government approval without first obtaining such license or approval.

            9.4 Waiver or Delay. Any waiver of any kind or character by a Party of a breach of this Agreement must be in writing, shall be effective only to the extent set forth in such writing, and shall not operate or be construed as a waiver of any subsequent breach of the other Party. No failure of a Party to insist upon strict compliance by the other with any obligation or provision hereunder, and no custom or practice of the Parties at variance with the terms hereof, shall constitute a waiver of such Party's right to demand exact compliance with the terms of this Agreement, nor shall a Party's delay or omission in exercising any right, power or remedy upon a breach or default by the other Party impair any such right, power or remedy. The exercise of any right or remedy provided by this Agreement shall be without prejudice to the right to exercise any other right or remedy provided by law or equity.

            9.5 Assignment. Reuters and Instinet may assign this Agreement to an Affiliate that has a market capitalization or net worth at least as high as the assigning party as of the date of the assignment. Subject to the foregoing, neither Party may, directly or indirectly, assign or transfer this Agreement or any of its rights, duties or obligations hereunder, without the prior written consent of the other Party, which consent shall not unreasonably be withheld. A Change in Control of a Party or a merger, reorganization or sale of all or substantially all of a Party's assets shall not be deemed an "assignment" for purposes of this Section 9.5; provided that any such transaction involving, in the case of Reuters, any Instinet Competitor shall require the prior written consent of Instinet, which may be withheld in Instinet's sole discretion. If Instinet sells, assigns or transfers any of the Licensed Technology (other than in a transaction in which Section 9.7 is applicable, the provisions of Section
9.7 to control such transaction) the purchaser, assignee or transferee thereof must assume in writing Instinet's obligations under this Agreement in connection therewith. In the event of a permitted assignment hereunder, any assignee shall be deemed a "Party" hereto for all purposes hereof. Nothing in this Section 9.5 shall be read to modify or limit the Parties' rights and obligations in Section
9.7 hereunder. Any purported assignment or transfer by a Party in violation of this Section 9.5 shall be null and void ab initio and of no force or effect.

            9.6 Sales Tax. The Parties shall reasonably cooperate with one another in order to minimize sales and use taxes applicable to each of them as a result of the transactions contemplated hereby, provided that neither Party shall be required to act in a manner that is disadvantageous to itself. Reuters shall be responsible for the payment of all taxes arising from, or incurred in connection with, Reuters' or any Reuters Parties' use of the Licensed Technology, or any portion thereof, but, in each case, excluding any taxes based upon Instinet's income.

            9.7 Right of First Refusal. (a) If Instinet receives a bona fide offer (the "Offer") from a Third Party (an "Offeror") to purchase all or substantially all of the Fixed Income Business taken as a whole (or to take a license to the Instinet Property that shall have substantially the same effect or purpose) or the voting stock of any Affiliate of Instinet engaged in the Fixed Income Business such that the entity which owns such Fixed Income Business shall no longer be an Affiliate of Instinet (collectively, the "Offered Assets") which Instinet wishes to accept, Instinet shall cause the Offer to be reduced to writing and shall notify Reuters in writing (the "Offer Notice") of its wish to accept the Offer, and shall be entitled to accept such Offer, subject to the provisions of this Section 9.7. The Offer Notice will disclose in reasonable detail the proposed terms and conditions of the Offer (including, in the event that the consideration to be received by Instinet in the Offer includes non-cash consideration, Instinet's estimate of the cash value of such non-cash consideration), and shall be accompanied by a true copy of the Offer (at Instinet's option, redacting or removing any identifying information respecting the Offeror). After delivery of the Offer Notice, Instinet shall provide Reuters with the same due diligence materials and cooperation as provided to the Offeror. Reuters or the Reuters Parties may elect to purchase all (but not, in the aggregate, less than all) of such Offered Assets at the price and on the terms specified in the Offer Notice by delivering Notice of such election (an "Election Notice") to Instinet as soon as practicable, but in any event within fifteen (15) days after delivery of the Offer Notice (the "Election Period"). In the event that the terms of any Offer provide for the delivery of non-cash consideration for the Offered Assets, Reuters or the Reuters Party, as the case may be, may deliver cash for such Offered Assets in an amount agreed by Instinet and Reuters to be equal to the non-cash consideration, or, in the absence of such agreement, in an amount determined by an investment banking firm of national reputation selected by mutual agreement of Instinet and Reuters, provided that such investment banking firm shall not have a material direct or indirect financial interest or other relationship with any of the Parties or their respective Affiliates.

            (b) If Reuters or a Reuters Party has elected to purchase all the Offered Assets from Instinet, a binding purchase agreement (containing, at Instinet's request, a breakup fee payable by Reuters to Instinet in an amount and upon conditions customary in transactions of such type) shall be executed as soon as practicable after the delivery of the Election Notice, but in any event within thirty (30) days after the expiration of the Election Period (unless a longer period of time is necessary to comply with the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in which case such longer period), with the transaction to be consummated fully as soon as reasonably possible thereafter.

            (c) If Reuters (i) notifies Instinet within the Election Period that it has elected not to purchase all of the Offered Assets being offered, (ii) fails to respond during the Election Period; or (iii) timely notifies Instinet of its election to purchase, but the Parties do not timely execute the binding purchase agreement in Section 9.7(b) due to no fault of Instinet (any of the foregoing dates, an "Unrestricted Sale Date"), Instinet may, for a period of six months after the Unrestricted Sale Date, transfer all the Offered Assets to the Offeror or any other Third Party, subject to the transferee or purchaser's assumption in writing of all of Instinet's obligations hereunder, solely at a price no less than the price specified in the Offer Notice and solely on other terms no less favorable to Instinet than those contained in the Offer. If, at the end of such six-month period, Instinet has not completed the transfer of such Offered Assets as aforesaid, all the restrictions on transfer contained in this Agreement shall again be in effect with respect to such Offered Assets. Any purported transfer by Instinet in violation of this Section 9.7 shall be null and void ab initio and of no force or effect.

            9.8 Force Majeure. If by reason of labor disputes, strikes, lockouts, riots, war, inability to obtain labor or materials, earthquake, fire or other action of the elements, accidents, governmental restrictions, appropriation or other cause beyond the reasonable control of a Party hereto, either Party is unable to perform in whole or in part its obligations as set forth in this Agreement, then such Party shall be relieved of those obligations to the extent it is so unable to perform and such inability to perform shall not make such Party liable to the other Party. Neither Party shall be liable for any loss, injury, delay or damages suffered or incurred by the other Party due to the above causes.

            9.9 Severability. The provisions of this Agreement are severable and if any one or more such provisions shall be determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions thereof shall not in any way be affected or impaired thereby and shall nevertheless be binding between the Parties hereto as long as the remaining provisions do not fundamentally alter the relations among the Parties.

            9.10 Headings. The Section and Article headings and captions of this Agreement are included merely for convenience of reference. They are not to be considered part of, or to be used in interpreting, this Agreement and in no way limit or affect any of the contents of this Agreement or its provisions.

            9.11 Governing Law. This Agreement shall be governed by, and constructed and interpreted in accordance with, the law of the State of New York. The Parties exclude in its entirety the application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods. Any dispute arising out of this Agreement shall be brought in, and the Parties consent to personal and exclusive jurisdiction of a venue in, the State and federal courts located within New York City, New York.

            9.12 Relationship of the Parties. Nothing contained in this Agreement, as such, shall be construed as creating any agency, partnership, or other form of joint enterprise between Instinet and Reuters. The relationship between Instinet and Reuters shall at all times be that of independent contractors with respect to the matters contemplated by this Agreement. Neither Instinet nor Reuters shall have authority to contract for or bind the other in any manner whatsoever. This Agreement confers no rights upon a Party except those expressly granted herein.

            9.13 Entire Agreement. This Agreement is the complete, entire, final and exclusive statement of the terms and conditions of the agreement between the Parties. This Agreement supersedes, and the terms of this Agreement govern, any prior agreements, term sheets or letters of intent between the Parties with respect to the subject matter hereof. This Agreement, including this Section 9.13, may not be modified except in a writing executed by duly authorized representatives of the Parties.

            9.14 Non-Solicitation. Reuters and the Reuters Subsidiaries on the one hand and Instinet on the other hand shall not solicit the employees of the other that have material knowledge relating to the Licensed Technology for two years after the Effective Date; provided that this provision shall not be violated if such employees respond to a general recruitment advertising or solicitation by the other Party.

            9.15 Subcontractors. Each party shall have the right to appoint and use Third Party subcontractors with respect to the performance of its obligations hereunder; provided that such Party remains fully responsible and liable for such obligations and such subcontractor's performance hereunder.

            9.16 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instruments.

            9.17 Publicity. Subject to the terms and conditions of this Agreement, the Parties shall maintain the confidentiality of this Agreement and not disclose or discuss its contents or the matters contemplated herein other than with Affiliates and advisors that are subject to confidentiality restrictions or duties without the written consent of the other Party, subject in each case to applicable law. No press release or similar public communication regarding this Agreement or the matters contemplated herein shall be made without the prior written consent of both Parties.

            IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed by their respective duly authorized officers or representatives as of the date first above written.



INSTINET GLOBAL SERVICES LIMITED         REUTERS LIMITED


By:   /s/ Jacqueline Hamilton            By: /s/ Rupert Barclay
     -------------------------------        ---------------------------------



Name: Jacqueline Hamilton                Name: Rupert Barclay
     -------------------------------          -------------------------------



Title: Company Secretary &               Title:
       European General Counsel
     -------------------------------          -------------------------------


Date: 17 May 2001                        Date: 17 May 2001
     -------------------------------          -------------------------------